Exhibit 10.4
THIRD AMENDMENT TO INDUSTRIAL TRIPLE NET LEASE
AND
COMMENCEMENT DATE MEMORANDUM

THIS THIRD AMENDMENT TO INDUSTRIAL TRIPLE NET LEASE AND COMMENCEMENT DATE MEMORANDUM (this “Agreement”), is made and entered into as of October 4 , 2025, by and between GDC Sunshine, LLC, a New Mexico limited liability company (“Landlord”), and Array Tech, Inc., a New Mexico corporation (“Tenant”).
Recitals:
A.Landlord and Tenant are parties to that certain Industrial Triple Net Lease executed on May 31, 2024, including the Lease Summary (“Lease Summary”), Articles 1 through 40 and Exhibits A-1, A-2 and B through K thereto (collectively, the “Original Lease”), that certain First Amendment to Exhibit B “Construction Agreement” to Industrial Triple Net Lease Between GDC Sunshine, LLC and Array Tech, Inc. executed on July 25, 2024 (“First Amendment”), and that certain Second Amendment to Industrial Triple Net Lease dated September 26, 2024 (“Second Amendment,” and together with the Original Lease and the First Amendment, the “Lease”), pertaining to that certain building containing approximately 216,473 square feet (the “Building”), located at 701 Atrisco Vista Blvd. NW, Albuquerque, NM 87121, and the surrounding parking, laydown yards, exterior storage areas, sidewalks, landscaping and other improvements and facilities serving the Building (together, and as more particularly defined in the Lease, the “Premises”).
B.“Construction Agreement” as used herein shall mean, collectively, that certain Construction Agreement attached to the Original Lease as Exhibit B, as amended by the First Amendment and the Second Amendment.
C.Landlord and Tenant desire to enter into this Agreement amending and confirming the Commencement Date and other matters under the Lease. For avoidance of doubt, this Agreement shall operate as an amendment to the Lease concerning all terms and provisions addressed and modified herein.
NOW, THEREFORE, Landlord and Tenant agree as follows:
1.The date of “Substantial Completion” of “Landlord’s Work” (as such terms are defined in the Construction Agreement) is September 5, 2025, whereupon Landlord will be deemed to have tendered possession of the Premises to Tenant and Tenant will be deemed to have accepted possession of the Premises from Landlord, as more particularly provided in Section 2.5 of the Second Amendment.
2.The “Estimated Completion Date” (as defined in Section 2.2 of the Original Lease) is January 23, 2026. Pursuant to Section 2.3 of the Original Lease, because Substantial Completion of Landlord’s Work occurred prior to the Estimated Completion Date, Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after invoice, an early completion bonus in an amount not to exceed the lesser of (i) the amount that Landlord is actually required to pay to the Building Contractor as an early completion bonus, and (ii) the cap amounts on Tenant’s obligation that are set forth in Section 2.3 of the Original Lease.
3.Notwithstanding anything otherwise provided above or in the Lease, the parties agree that the “Commencement Date” (as defined in the Lease Summary) shall be deemed to be, and is hereby amended to mean, October 1, 2025. Notwithstanding the foregoing amendment of the Commencement Date, except with respect to the payment of Base Rent, all other obligations that are required to be paid and/or performed by Tenant under the Lease, to the extent applicable, shall commence to accrue as of the date of Substantial Completion of Landlord’s Work, including but not limited to Tenant’s obligations under Article 4 and Article 12 of the Original Lease.
4.The “Initial Term” (as defined in the Lease Summary) shall continue through, and the scheduled expiration date of the Initial Term is, March 31, 2039.
5.Notwithstanding anything otherwise provided in the Lease, the “Rent Abatement” (as defined in the Lease Summary) is hereby amended to mean the Base Rent that would otherwise be payable under the Lease for the one hundred fifty-four (154) day period commencing on October 1, 2025, and continuing through March 4, 2026. During the Rent Abatement, only Base Rent is being abated and Tenant shall nevertheless be required to pay and discharge all other obligations of Tenant set forth in the Lease, commencing as of the date of Substantial Completion of Landlord’s Work.
6.Attached hereto as Attachment 1 is a schedule of the Base Rent payable for the Initial Term, commencing upon the expiration of the Rent Abatement, which has been determined in accordance with the “Base Rent” section of the Lease Summary.
7.Capitalized terms not defined herein shall have the same meanings as set forth in the Lease.
[Signatures on Following Page]

[Signature Page of Commencement Date Memorandum]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:
GDC Sunshine, LLC, a New Mexico limited liability company	Array Tech, Inc., a New Mexico corporation
By: GDC Sunshine Investors, LLC, a New Mexico limited liability company, its Sole Member
By: GDC-NM, LLC, a New Mexico limited liability company, its Member
By: Jeffrey D and Elizabeth C. Garrett Trust dated August 9, 2002, as amended, its Sole Member
By: /s/ Neil Manning Name: Neil Manning Title: President & Chief Operating Officer
Dated: October 4 , 2025
By: /s/ Jeff Garrett
Name: Jeff Garrett
Title: Trustee
Dated: October 4 , 2025

CONSENT AND APPROVAL OF GUARANTOR

The undersigned, as Guarantor of Tenant’s performance of the Lease pursuant to a written Continuing Lease Guarantee dated May 31, 2024, hereby consents to and approves the foregoing Agreement and hereby reaffirms its continuing guarantee of the Lease.

Array Technologies, Inc., a Delaware corporation

By: /s/ Neil Manning
Name: Neil Manning
Title: President & Chief Operating Officer
Dated: October 4 , 2025

Attachment 1 – Base Rent
3